                                                                     EXHIBIT 4.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                                  NOOSH, Inc.

              Warrant for the Purchase of Shares of Common Stock


No. W-C2                                                         270,000 Shares


         FOR VALUE RECEIVED, NOOSH, Inc., a California corporation (the "Company"), with its principal office at 3401 Hillview Avenue, Palo Alto, CA 94304, hereby certifies that Wallace Computer Services, Inc. (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at such times and in such increments as set forth below in Section 1 commencing on December 30, 1999 (the "Effective Date") and prior to the Expiration Date (as defined in Section 10 below) up to two hundred seventy thousand (270,000) fully paid and nonassessable shares of Common Stock of the Company, subject to adjustment as hereinafter provided.

         The Holder may purchase such shares of Common Stock at the purchase prices per share (as appropriately adjusted pursuant to Section 7 hereof) equal to the price per share on an increment by increment basis as set forth below in
Section 1 (the "Exercise Price"). The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

         The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid per share upon such exercise are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

         Section 1. Exercise of Warrant. This Warrant may only be exercised prior to the Expiration Date according to the following schedule and provided that, subject to Section 10 below, each increment may only be exercised during the one year period commencing upon the date of achievement of the milestone (or from the Effective Date with respect to the First Increment) relating to such increment ("Milestone"); and provided, further, that with respect to

                                       1.

the First Increment of 140,000 Warrant Shares, the exercisability of 35,000 of such Warrant Shares shall terminate upon the closing of the Company"s IPO (as defined below):

-----------------------------------------------------------------------------------------------------------------------
                                 Number of Warrant
                                  Shares That Are             Exercise Price Per
                                    Exercisable                      Share                    Milestone
-----------------------------------------------------------------------------------------------------------------------
First Increment                           140,000                       $7.45             Execution of User Agreement
                                                                                          (as defined below) on the
                                                                                          Effective Date
-----------------------------------------------------------------------------------------------------------------------
Second Increment                           10,000                       $7.45             AWV ++ [*]
-----------------------------------------------------------------------------------------------------------------------
Third Increment                            25,000                       $7.45             AWV ++ [*]
-----------------------------------------------------------------------------------------------------------------------
Fourth Increment                           30,000                       $7.45             AWV ++ [*]
-----------------------------------------------------------------------------------------------------------------------
Fifth Increment                             5,000                       $7.45             AWV ++ [*]
-----------------------------------------------------------------------------------------------------------------------
Sixth Increment                            30,000                         FMV             AWV ++ [*]
-----------------------------------------------------------------------------------------------------------------------
Seventh Increment                          10,000                         FMV             AWV ++ [*]
-----------------------------------------------------------------------------------------------------------------------
Eight Increment                            10,000                         FMV             AWV ++ [*]
-----------------------------------------------------------------------------------------------------------------------
Ninth Increment                            10,000                         FMV             AWV ++ [*]
-----------------------------------------------------------------------------------------------------------------------
Total:                                    270,000
-----------------------------------------------------------------------------------------------------------------------

For the purposes of the table above, "FMV" shall mean the fair market value (as determined in Section 2(c) below) per share of NOOSH Common Stock as of the date of the achievement of the applicable Milestone. For the purposes of this Warrant, "AWV" shall mean the aggregate dollar value of Orders (as defined in that certain User Agreement between the Company and Holder effective as of the Effective Date ("User Agreement")) processed by Wallace Computer Services, Inc. during the period commencing on the Effective Date and ending on December 30, 2002, as such amount is determined by the Company within 30 days following each calendar quarter during such period. In the event that, as of the first anniversary of the Effective Date, the AWV is less than [*], AWV shall nevertheless [*] as of such anniversary.

To exercise, Holder shall surrender to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, and subject to compliance with applicable law, including any waiting period applicable under Hart-Scott-Rodino regulations, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.


[]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

++ greater than or equal to

                                       2.

     Section 2.     Right to Convert Warrant into Stock: Net Issuance.

             (a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 2 pursuant to the exercise schedule, increments, and exercise price set forth in Section 1 above. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one (1) share of Common Stock on the Conversion Date (as herein defined).

Expressed as a formula, such conversion shall be computed as follows:

               X       =          B - A
                              -------------
                                    Y

Where:         X       =      the number of shares of Common Stock to be issued
                              to holder

               Y       =      the fair market value (FMV) of one (1) share of
                              Common Stock

               A       =      the aggregate Exercise Price (i.e., Converted
                              Warrant Shares x Exercise Price)

               B       =      the aggregate FMV (i.e. FMV x Converted Warrant
                              Shares)

          No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 2 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

          (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to

[]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                       3.

in subsection (a) hereof as the Conversion Warrant Shares) in exercise of the Conversion Right. Subject to compliance with applicable law, including any waiting period applicable under Hart-Scott-Rodino regulations, such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon an IPO or a Change in Control (as defined in Section 10 below). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this warrant, shall be issued as of the Conversion Date and shall be delivered to the holder as soon as possible.

     (c) Determination of Fair Market Value. For purposes of this Section 11, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

          (i) If the Conversion Right is exercised in connection with, and contingent upon, an IPO, and if the Company"s registration statement relating to such IPO ("Registration Statement") has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

          (ii) If the Conversion Right is exercised in connection with, and contingent upon, a Change in Control, then the portion of the purchase price paid by the acquirer that such share would be entitled to in such transaction.

          (iii) If the Conversion Right is not exercised in connection with, and contingent upon, an IPO or a Change in Control, then as follows:

                  (1) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the thirty (30) day period ending five (5) business days prior to the Determination Date; and

                  (2) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the thirty (30) day period ending five (5) business days prior to the Determination Date; and

                  (3) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Board of Directors of the Company.

     Section 3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable.

[]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       4.

     Section 4. Fractional Interest. The Company will not issue a fractional share of Common Stock upon exercise of this Warrant. Instead, the Company will deliver its check for the current fair market value of the fractional share, as determined in good faith by the Board of Directors of the Company.

     Section 5.   Assignment or Loss of Warrant.

             (a) The Holder of this Warrant shall not be entitled, without obtaining the consent of the Company, to assign, by operation of law or otherwise, its interest in this Warrant in whole or in part to any person or persons.

             (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     Section 6 Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

     Section 7. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price (with respect to increments one through five only) shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

             (a) Reclassification of Outstanding Securities. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant (in form and substance reasonably satisfactory to the Holder of this Warrant) providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subsection
(a) shall similarly apply to successive reclassification or changes.

[]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       5.

             (b) Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price (with respect to increments one through five only) and the number of Warrant Shares issuable upon exercise hereof shall be proportionately adjusted.

             (c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subsections (a) and (b)), then the Exercise Price (with respect to increments one through five only) shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of Warrant Shares subject to this Warrant shall be proportionately adjusted.

             (d) Minimum Adjustment. No adjustment in the Exercise Price of this Section 7 shall be required unless such adjustment would require an increase or decrease of at least $.05 in such Exercise Price; provided, however, that any adjustments which by reason of this subsection are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest share, as the case may be.

             (e) Notice of Record Date. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the Holder of this Warrant, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

             (f) No Adjustment Upon Exercise of Warrants. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise of the Warrants.

     Section 8. Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 7, the Company shall deliver an officer"s certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each

[]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       6.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

such officer"s certificate shall be signed by the chairman, president or chief financial officer of the Company.

     Section 9. Transfer to Comply with the Securities Act of 1933. This Warrant may not be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part. The Warrant Shares, nor any interest in them, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act, shall bear a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provision of this Section 9 shall be binding upon all subsequent Holders of certificates for Warrant Shares bearing the above legend and all subsequent Holders of this Warrant, if any. In addition in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

          (a) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act. The Holder is an "accredited investor" as defined in Rule 501 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended.

FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       7.

          (b) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

          (c) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. Moreover, the Holder understands that the Company is under no obligation to register and qualify this Warrant.

          (d) The Holder is aware of the provisions of Rule 144 promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

          (e) The Holder further understands that at the time it wishes to sell this Warrant there may be no public market upon which to make such a sale, and that, even if such a public market then exits, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Holder may be precluded from selling this Warrant under Rule 144 even if the one year minimum holding period had been satisfied.

          (f) The Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission (the "SEC") has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     Section 10. Expiration Date. This Warrant shall expire and shall be wholly void and have no effect after 5:00 p.m. on the date (the "Expiration Date") which is the earlier of (a) the third anniversary of the Effective Date;
(b) the closing date of the sale of all or substantially all of the assets of the Company; or (c) the closing date of a merger or consolidation of the Company with or into any other entity, including a reverse triangular merger involving the Company (other than a merger or consolidation in which the holders of the voting power of the

[]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       8.

Company immediately prior to such consolidation or merger hold a majority of the surviving or resulting entity immediately following such consolidation or merger) (a "Change in Control").

     Section 11. Market Standoff. The holder of this Warrant, by acceptance hereof, agrees that such holder will not, without the prior written consent of the lead underwriter of the initial public offering of the Common Stock of the Company pursuant to a registration statement filed under the Act (the "IPO"), directly or indirectly offer to sell, contract to sell (including, without limitation, any short sale), pledge, grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any Warrant Shares, or securities into which such Warrant Shares are converted, for a period of 180 days following the day on which the registration statement filed on behalf of the Company in connection with the IPO shall become effective by order of the SEC; provided, however, that to the extent that the requirements of this provision differ in any way from the actual form of lockup agreement which such lead underwriter requires the members of the Company's management and significant shareholders to sign in connection with and IPO, the Holder agrees to execute and deliver such form to the lead underwriter and this provision shall be superseded accordingly.

     Section 12. Governing Law. This Warrant shall be construed and enforced in accordance with, and the right of the parties shall be governed by, the laws of State of California, excluding its rules governing conflicts of laws.

     Section 13. Modification and Waiver. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing signed by the Company and by the Holder hereof.

     Section 14. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

     Section 15. Descriptive Headings. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     Section 16. Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representation and undertakings of the parties.

[]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       9.

          IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by a duly authorized officer effective as of the Effective Date.

                                       NOOSH, Inc.


                                  By: /s/ Ofer Ben-Shachar
                                      ----------------------------------------

                                  Name: Ofer Ben-Shachar
                                        --------------------------------------

                                  Title: President and Chief Executive Officer
                                         -------------------------------------

ACCEPTED AND AGREED TO:


WALLACE COMPUTER SERVICES, Inc.


By: /s/ David M. Rousseau
   -----------------------------
Name: David M. Rousseau
     ---------------------------
Title: VP, Information Services
      --------------------------

[]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      10.

                                  NOOSH, Inc.
                                 PURCHASE FORM


                                             Dated ______________ ____, ____

[_] The undersigned hereby irrevocably elects to exercise the Warrant issued to it to purchase ___________ shares of Common Stock of NOOSH, Inc. and hereby makes payment of ___________________ in payment of the exercise price thereof.

[_] The undersigned hereby elects to convert ________ shares of the Warrant pursuant to the provisions of Section 2 of the Warrant.


                                       Name of Warrant Holder:


                                       ________________________________________


                                       Address of Warrant Holder:


                                       ________________________________________

                                       ________________________________________

                                       Tax identification Number or Social
                                       Security Number of Warrant Holder:


                                       ________________________________________

                                       Signature:______________________________

                                       NOTE: The above signature should
                                       correspond exactly with the name on the
                                       first page of the Warrant or with the
                                       name of the assignee appearing on a duly executed assignment form.


                                       Dated:__________________________________